Exhibit 99.1

Providence Service Corporation Declares Cash Dividend on Convertible Preferred Stock

STAMFORD, CONNECTICUT – December 2, 2016 -- The Providence Service Corporation (Nasdaq: PRSC) today announced that its Board of Directors has declared a cash dividend on its 5.5%/8.5% Series A convertible preferred stock. The dividend is payable on January 3, 2017 to holders of record as of 5:00 p.m. New York City time on December 15, 2016. The dividend will be paid at a rate of 5.5% per annum, which is equal to approximately $1.38251 per share of convertible preferred stock.

About Providence

The Providence Service Corporation is a holding company which owns controlling and non-controlling interests in companies which provide critical healthcare and workforce development services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, health assessment services and care management services in the United States and abroad. For more information, please visit prscholdings.com.

Forward-Looking Statements

Certain statements contained in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied herein, including factors disclosed in our annual report on Form 10-K for the year ended December 31, 2015 and subsequent filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

Chris Brigleb – VP of Finance

(203) 816-6589

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